Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 on Form S-3 of our report dated March 6, 2014, relating to the balance sheet of Quinpario Acquisition Corp. as of December 31, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 31, 2013 (inception) to December 31, 2013. We also consent to the reference to our Firm under the caption “Experts”.

/s/ Rothstein Kass

New York, New York

September 24, 2014